Earnings Call Presentation Second Quarter 2015 August 10, 2015

Safe Harbor Language 1 This presentation contains certain statements that are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties which may cause actual results to differ materially from the forward-looking statements. Forward-looking statements, such as the statements regarding our expectations with respect to actions by the FCC, future increases in our revenue and profitability and other statements contained in this release regarding matters that are not historical facts, involve predictions. Any forward-looking statements made in this presentation are accurate as of the date made and are not guarantees of future performance. Actual results or developments may differ materially from the expectations expressed or implied in the forward-looking statements, and we undertake no obligation to update any such statements. Additional information on factors that could influence our financial results is included in our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

Financial Results Summary

Second Quarter 2015 Highlights

- Revenue, Net Income (loss) and Adjusted EBITDA of $23.0 million, $204.8 million and $3.2 million, respectively, vs. $24.0 million, ($433.7) million and $5.0 million, respectively, in prior year period
- FX impact on Q2 2015 Revenue assuming no change in rates from Q2 2014 – $1.2 million

($ in millions except ARPU data)

INCOME STATEMENT SUMMARY	Q1 2014	Q2 2014	Q3 2014	Q4 2014	2014	Q1 2015	Q2 2015
Revenue:							
Service revenue							
Duplex	$5.9	$6.9	$7.7	$6.5	$27.0	$6.2	$7.0
SPOT	7.0	7.0	7.5	7.5	29.1	7.5	8.3
Simplex	1.9	2.2	2.0	2.3	8.4	2.3	2.2
IGO & Other	1.5	1.7	1.3	0.9	5.4	1.1	1.0
Total Service Revenue	$16.2	$17.9	$18.5	$17.2	$69.8	$17.1	$18.6
Equipment sales revenue	$4.3	$6.1	$4.9	$4.9	$20.2	$3.9	$4.4
Total revenue	**$20.5**	**$24.0**	**$23.4**	**$22.1**	**$90.1**	**$21.0**	**$23.0**
Cost of services	$6.9	$7.1	$7.9	$7.7	$29.7	$7.4	$8.0
Cost of subscriber equipment sales	3.1	4.3	3.8	3.6	14.9	3.1	3.0
Marketing, general, and administrative	7.8	8.2	8.8	8.7	33.5	8.6	10.2
Depreciation, amortization, and accretion	23.3	22.0	21.0	19.8	86.1	19.0	19.3
Reduction in the value of inventory / long-lived assets	0.0	7.3	0.0	14.5	21.8	0.0	0.0
Total operating expenses	$41.1	$49.0	$41.5	$54.3	$186.0	$38.2	$40.4
Loss from operations	($20.6)	($25.0)	($18.1)	($32.2)	($95.9)	($17.2)	($17.4)
Loss on extinguishment of debt	(10.2)	(16.5)	(12.9)	(0.2)	(39.8)	(0.1)	(2.2)
Other income (expense)	(219.6)	(391.2)	160.5	124.1	(326.2)	(112.2)	224.5
Income tax benefit / (expense)	(0.2)	(1.0)	(0.1)	0.4	(0.9)	(0.2)	(0.1)
Net Income (loss)	**($250.5)**	**($433.7)**	**$129.4**	**$92.0**	**($462.9)**	**($129.7)**	**$204.8**
Adjusted EBITDA [(1)]	**$3.8**	**$5.0**	**$4.8**	**$3.8**	**$17.4**	**$3.1**	**$3.2**
ARPU							
Duplex	$27.43	$38.41	$40.18	$32.51	$29.69	$30.00	$32.25
Duplex Adjusted ARPU [(2)]	33.73	38.41	40.18	32.51	36.03	30.00	32.25
SPOT	10.52	10.34	10.73	10.51	10.48	10.29	11.08
Simplex	2.58	2.88	2.46	2.74	2.69	2.65	2.56
IGO / Wholesale	2.32	2.56	1.83	1.93	2.16	1.92	1.40

(1) Adjusted to exclude non-cash compensation expense, reduction in the value of assets, foreign exchange (gains)/losses, R&D costs associated with the development of new products and certain other charges. See reconciliation to GAAP Net Income (loss) on Annex A.

(2) Duplex ARPU for Q1 2014 has been adjusted for deactivation of approximately 26,000 suspended or non-paying subscribers during the same period.

2

Globalstar

Key Elements of Second-Generation Ground Network 3  Smaller data boards  Less expensive components – material reduction in pricing  Increased ease of integration into other devices / products  Voice and data capacity increased materially  Increased ability to service a large sub base with expanding data demands  Downlink throughput increased from 9.6 to up to 256 kbps  Enables new applications including web browsing  25x current speeds, 100x vs. competition  Expands coverage footprint  Increases service quality  Improves call completion rates Globalstar Second-Generation Ground Upgrades Increased Data Speeds Gateway Diversity Enables New Products Enhanced Capacity Second-Generation Ground

Second-Generation Ground Rollout – On Track 4 Initial Deliveries North American Installations Rest of the World Installations Complete 2015 2016 Second-Generation Rollout Schedule Summary  Completed over the air data testing as well as lab-based voice calling  RANs have been delivered to all North American gateways – we expect the completion of over the air testing at all North America gateways will be done in the next 60 days  Remaining installations at our gateways in France and Brazil are on track for early 2016 with all over-the-air testing completed in mid- 2016. Ground System Update Core Network Update  Packet data readiness completed in June 2015  Core network equipment is being installed at the High River gateway in Canada with an expected acceptance date of November 2015  Hardware at North American gateways is expected to be ready for service by January 2016  Europe and Brazil to be ready for service by mid-2016

78% 22% 85% 15% 88% 12% Duplex Q2 2014 vs. Q2 2015 Performance 5 Duplex Subscriber Additions Growth Profile (1) (1) Growth rates shown above are for LTM Q2 2015 vs. LTM Q2 2014 (2) Concurrent with the deployment of Second-Generation ground infrastructure 4% 386% 4% Central & South America North America Europe 2016 Expansion Opportunities (2) Gross Subscriber Additions (1) Ending Subscribers LTM Q2 2014: 17.0K LTM Q2 2015: 22.1K Q2 2014: 61.9K Q2 2015: 75.0K North America Non-North America North America Non-North America 71% 29%

Satellite Product Evolution and New Products Existing / Legacy Product Line New Products: Second-Generation Simplex Duplex GSP 1600 GSP 1700 Commercial Sat-Fi Consumer Sat-Fi Satellite Transmitter Unit STX2 STX3 Simplex becomes two-way SPOT SPOT Personal Tracker SPOT 2 SPOT 3  $100 product that turns any Wi-Fi enabled device into a satellite phone  Targets the mass market consumers  First-of-its-kind, two-way small bit data device  Provides command and control functionality SPOT becomes two-way  Two-way data communication device targeted towards the mass consumer market  Tracking and two-way texting capabilities for emergency and off-the-grid communications 6

Second-Generation Sat-Fi Capabilities Wi-Fi 7  A $100 Hughes-based mass market product that connects any Wi- Fi enabled device to Globalstar’s satellite network for full data services beyond the range of cellular networks, targeting 2/3rds of the planet beyond terrestrial coverage  Dimensions – 3” x 4.5” x 1.3”  Provides inexpensive satellite capability for people who live, work, play or travel outside terrestrial network  Promotes constant data connectivity in and out of cellular range  Data speeds up to 256 kbps – 25x of first-generation system  Leverages near-infinitely expandable capacity of Globalstar’s satellite network for off-the-grid uses Key Product Features and Benefits Second-Generation Sat-Fi Capacity Assessment Item Value No. of Second-Generation Satellites 24 Total data minutes supported per day 14.3 million Total number of 45 byte messages per day 25.5 billion Capacity can be readily expanded with additional satellites Second-Generation Sat-Fi Satellite communications device which turns any smartphone, laptop or tablet into a satellite phone / global data device

Globalstar Scenarios: TLPS Has No Negative Impact on Public Wi-Fi

Scenario 2: 4 APs with TLPS



TCP DL Data Throughput (Mbps)
60.0
50.0
40.0
30.0
20.0
10.0
0.0
44.2
43.1
44.3
45.2
45.2
45.3
48.1
49.5
50.3
48.8
50.7
Ch 1
Ch 6
Ch 11
Ch 14
Individual Ch.
Channels 1+6+11
Channels 1+6+11+14

Scenario 3: 4 APs without TLPS



TCP DL Data Throughput (Mbps)
60.0
50.0
40.0
30.0
20.0
10.0
0.0
44.0
45.3
45.0
42.7
43.4
19.2
48.8
49.7
50.6
46.5
21.2
Ch 1
Ch 6
Ch 11
Ch 6 (2nd AP)
Individual Ch.
Channels 1+6+11
Channels 1+2x6+11

Scenario 4: TLPS on Multiple APs



TCP DL Data Throughput (Mbps)
60.0
50.0
40.0
30.0
20.0
10.0
0.0
48.7
50.2
Ch 11
Individual Ch.
Channels 11+3x14

Channel 11 Summary: 3 Active Users



TCP DL Data Throughput (Mbps)
60
50
40
30
20
10
0
49.5
50.3
50.6
50.2
Ch 1 + Ch 6 + Ch 11
Ch 1 + Ch 6 + Ch 11 + Ch 14
Ch 1 + 2xCh 6 + Ch 11
Ch 11 + 3xCh 14

Source: TLPS Operations Demonstration available on www.globalstar.com/tlps

8

Globalstar

9 136.02 190.46 137.46 0 20 40 60 80 100 120 140 160 180 200 Ch 1 + Ch 6 + Ch 11 Ch 1 + Ch 6 + Ch 11 + Ch 14 Ch 1 + 2xCh 6 + Ch 11 TC P D L D ata Th rou gh pu t (M bp s) Globalstar’s TLPS Substantially Increases Overall Network Capacity 12 Users – APs on Channels 1, 6, and 11 12 Users – APs on Channels 1,6,11 and 14 12 Users – APs on Channels 1, 6, 6 and 11 ● Approximate 40% network capacity increase when TLPS is enabled (quiet RF environment) ● Additional AP on channel 6 did not increase network capacity WLAN Network Aggregated Capacity Comparison Summary 40% No Material Change Source: TLPS Operations Demonstration available on www.globalstar.com/tlps

10 Spectrogram of 2.4 GHz Band As shown below in the spectrogram from the March 2015 demonstration, there is an energy gulf between Channel 14 and Channel 11 Channel 1 Channel 6 Channel 11 Channel 14

FCC’s NPRM Regulatory Update 11 November 13, 2012 Globalstar Files Petition for Rulemaking November 30, 2012 FCC Placed Petition on Public Notice November 1, 2013 FCC Unanimously Votes For and Releases NPRM February 19, 2014 NPRM Publication in Federal Register May 5, 2014 Comment Due Date June 4, 2014 Reply Comment Due Date Coming Months Process Completion / TLPS Authority C o m p lete d March 10, 2015 Successful Completion of TLPS Demonstration at the FCC January 29, 2013 Comment Period for Petition Ended FCC’s NPRM Process Overview March 25, 2015 Completion of TLPS Characterization work at FCC Laboratory

45.0 44.5 264.2 297.5 229.6 255.6 61.9 75.0 - 100.0 200.0 300.0 400.0 500.0 600.0 700.0 800.0 Q2 2014 Q2 2015 $1.7 $1.0 $2.2 $2.2 $7.0 $8.3 $6.9 $7.0 $0.0 $2.0 $4.0 $6.0 $8.0 $10.0 $12.0 $14.0 $16.0 $18.0 $20.0 Q2 2014 Q2 2015 Service Revenue Highlights 12 Duplex SPOT Simplex IGO / Other ($ in millions) (in thousands) $17.9 $18.6 600.7 672.7 Service Revenue Profile Subscriber Profile 4% 12%  EOP subscribers for Duplex, SPOT and Simplex grew 21%, 11% and 13%, respectively, over Q2 2014  Despite FX headwinds, service revenue for Duplex, SPOT and Simplex improved 1%, 19% and 1%, respectively, over the prior year period for a combined 4% service revenue growth Key Highlights

2.5 2.9 20.4 12.1 16.0 19.1 3.3 6.8 - 5.0 10.0 15.0 20.0 25.0 30.0 35.0 40.0 45.0 Q2 2014 Q2 2015 $0.7 $0.5 $2.0 $1.2 $1.7 $1.4 $1.7 $1.3 $0.0 $2.0 $4.0 $6.0 Q2 2014 Q2 2015 Equipment Revenue Highlights 13 Duplex SPOT Simplex IGO / Other  Equipment revenue decreased year-over-year due primarily to a single large order for Simplex products in Q2 2014 and rebate offerings on our Duplex and SPOT products  Duplex mobile sales increased approximately 2x from Q2 2014 vs. Q2 2015 – higher product sales are a leading indicator for future high-margin Duplex service revenue Key Highlights 40.9 (in thousands) 42.2 Units Sold ($ in millions) $4.4 $6.1 Equipment Revenue

COFACE Facility Successfully Amended 14  On August 7, 2015, Globalstar successfully amended the COFACE Facility Agreement  Amendment extends the cure period up to two years (to June 2019) and provides additional flexibility on future capital expenditures, if needed  Secures equity commitments from Thermo and Terrapin Opportunity Funds L.P. ● Globalstar and the lender group have agreed to amended terms regarding financial covenants, equity commitments and equity cure period extensions ● Allows Globalstar the ability to invest an incremental $15.5 million towards capital expenditures, to the extent elected by Globalstar ● Extends the expiration of the cure period from June 2017 to as late as June 2019 ● Globalstar secured $30 million equity backstop from principal investor, Thermo ‒ Backstop will be reduced on a dollar for dollar basis upon any third party equity cure contributions ● Executed $75 million equity line commitment from Terrapin – funds can be drawn at the Company’s election over a 24-month period Amendment Highlights COFACE Facility Amendment Summary

Liquidity Review and Balance Sheet Highlights $38.9 $40.9 $45.5 $47.5 $48.2 $51.7 $42.5 $47.4 $53.5 $60.4 $68.2 $70.2 $72.4 $71.8 $71.8 $71.8 $47.0 $22.8 $22.6 $16.6 $0.0 $50.0 $100.0 $150.0 $200.0 $250.0 2010 2011 2012 2013 2014 Q1 2015 Q2 2015 2011 5% Notes 2009 8% Notes Subordinated Loan 2013 8% Notes Subordinated Debt Principal Balances Liquidity and Capital Sources Review (1) $159.8 $205.7 $214.5 $159.0 Cash & Cash Eq. Second Terrapin Equity Line Debt Service Reserve Account Total Liquidity Unrestricted Liquidity $12.9 $75.0 $37.9 $125.8 $87.9 ($ in millions) (1) For the purposes of this schedule, excludes cash flow from operations 15 $91.0 $92.8 $88.9

Key Value Drivers 16  Diverse product and service offerings across consumer, commercial and government markets  New product offerings –consumer Sat-Fi, two-way simplex and two-way SPOT devices  Operational focus materially expanded to include new territories, such as Central & South America and Southern Africa  Second-Generation upgrades materially improve data speeds and applications  Significant reduction in product cost – ability to develop low-cost products for the mass consumer  Materially improves call quality with built-in redundancies  Licenses across: ‒ 1.6 GHz (1610 – 1626.5 MHz), ‒ 2.4 GHz (2483.5 – 2500 MHz), ‒ 5 GHz (5091 – 5250 MHz) and ‒ 7 GHz (6875 – 7055 MHz) bands  Expecting 2.4 GHz terrestrial authority in coming months  Unique globally harmonized position  Opportunity to deploy terrestrial services including TLPS after U.S. approval – leverages worldwide 802.11 standards Core MSS Operations Second-Generation Upgrades Spectrum

Annex A – Reconciliation of Adjusted EBITDA 17 ($ in millions) Q1 2014 Q2 2014 Q3 2014 Q4 2014 2014 Q1 2015 Q2 2015 Net Income (loss) ($250.5) ($433.7) $129.4 $92.0 ($462.9) ($129.7) $204.8 Interest income and expense, net 10.9 13.9 9.1 9.4 43.2 8.5 9.2 Derivative (gain) loss 209.4 376.3 (167.0) (132.6) 286.1 107.9 (237.1) Income tax expense (benefit) 0.2 1.0 0.1 (0.4) 0.9 0.2 0.1 Depreciation, amortization, and accretion 23.3 22.0 21.0 19.8 86.1 19.0 19.3 EBITDA ($6.7) ($20.6) ($7.4) ($11.8) ($46.6) $5.9 ($3.7) Reduction in the value of long-lived assets & inventory $0.0 $7.3 $0.0 $14.5 $21.8 $0.0 $0.0 Non-cash compensation 0.8 0.6 1.3 1.2 3.9 1.0 0.8 Research and development 0.1 0.1 0.1 0.2 0.5 0.3 0.5 Foreign exchange and other (income) / expense (0.7) 0.3 (2.6) (0.8) (3.8) (4.1) 0.5 Loss on extinguishment of debt 10.2 16.5 12.9 0.2 39.8 0.1 2.2 Non-cash adjustment related to international operations - - - 0.4 0.4 - - Write-off of deferred financing costs 0.2 - - - 0.2 - - Loss on equity issuance - 0.7 - - 0.7 - 2.9 Brazil litigation expense accrual - - 0.4 - 0.4 - - Adjusted EBITDA $3.8 $5.0 $4.8 $3.8 $17.4 $3.1 $3.2